EXHIBIT 99.1

PRESS RELEASE

GE ANNOUNCES COMMON STOCK OFFERING;

WARREN BUFFET ANNOUNCES INVESTMENT IN GE

FAIRFIELD, Conn.—October 1, 2008-- GE today announced plans to offer at least $12 billion of common stock to the public. The underwriters will have a 30-day option to purchase shares representing an additional 15%of the offering amount from GE to cover over allotments, if any. The offering is expected to be priced prior to tomorrow’s market open in the U.S.

In addition, GE announced that it has reached agreement to sell $3 billion of perpetual preferred stock in a private offering to Berkshire Hathaway, Inc. The perpetual preferred stock has a dividend of 10% and is callable after three years at a 10% premium. In conjunction with this offering, Berkshire Hathaway will also receive warrants to purchase $3 billion of common stock with a strike price of $22.25 per share, which is exercisable at any time for a five-year term.

Berkshire Hathaway Chairman and CEO Warren Buffett said, “GE is the symbol of American business to the world. I have been a friend and admirer of GE and its leaders for decades. They have strong global brands and businesses with which I am quite familiar. I am confident that GE will continue to be successful in the years to come.”

GE CEO Jeff Immelt said, “This action does two things for GE investors. First, it enhances our flexibility and allows us to execute on our liquidity plan even faster. Second, it gives us the opportunity to play offense in this market should conditions allow. In addition, we remain committed to the Triple A rating and in the recent market volatility, we continue to successfully meet our commercial paper needs.

“The economic environment remains volatile,” Immelt said. “However, the company’s performance remains on track with the earnings guidance we provided last week for 2008, including third quarter financial services earnings of approximately $2 billion and industrial earnings growth of between 10 and 15 percent, excluding our Consumer & Industrial business. “

Goldman, Sachs & Co. is the bookrunner for the transaction. GE expects that Banc of America Securities, LLC, Citi, Deutsche Bank Securities, J.P. Morgan and Morgan Stanley will be added as additional bookrunners. Copies of the prospectus for the offering may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad St., New York, NY 10004 or by faxing (212) 902-9316 or by emailing prospectus-ny@ny.email.gs.com.

A registration statement relating to these securities has been filed and is effective. This press release is neither an offer to sell, nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The proposed offering will be made only by means of a prospectus.

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About GE

GE (NYSE: GE) is a diversified global infrastructure, finance and media company that is built to meet essential world needs. From energy, water, transportation and health to access to money and information, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. GE is Imagination at Work. For more information, visit the company's Web site at http://www.ge.com/.

Caution Concerning Forward-Looking Statements:

This press release contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest and exchange rates, commodity and equity prices and the value of financial assets; continued volatility and further deterioration of the capital markets; the commercial and consumer credit environment; the impact of regulation and regulatory, investigative and legal actions; strategic actions, including acquisitions and dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:

Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)

russell.wilkerson@ge.com

Investor Contact:

Trevor Schauenberg, 203.373.2468 (office)

trevor.schauenberg@ge.com